UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 19, 2007, Gary Hindes resigned from his position as Chairman of the Board of Directors of Penn Treaty American Corporation (“Penn Treaty”). Mr. Hindes joined the Board of Directors in 2002 and became non-executive Chairman in 2003. Mr. Hindes resigned from Penn Treaty’s Board of Directors as a result of commitments related to his position as a Managing Director at Deltec Asset Management. An investor in a fund managed by Mr. Hindes has required that Mr. Hindes not serve on any public company board of directors or committee.

On October 19, the Board of Directors appointed Eugene Woznicki to replace Mr. Hindes as Chairman of the Board of Directors. Mr. Woznicki was appointed to Penn Treaty’s Board in 2005 and currently serves as the Chairman of the Marketing and Nominating/Corporate Governance Committees. He is also a member of the Executive Committee and Compensation Committee.

While Mr. Woznicki will continue to receive Penn Treaty’s standard non-employee director compensation arrangements for meeting attendance, his annual retainer will be increased from $20,000 to $25,000 as a result of his appointment to the Chairman position. Other than these standard compensation arrangements, there are no arrangements or understandings between Mr. Woznicki and any other person pursuant to which he was appointed to the Chairman position. Mr. Woznicki is not party to any transaction with Penn Treaty that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Woznicki has over 30 years of experience as a senior executive in a varied number of industries and disciplines. He currently serves as President of North American Life Plan, LLC, a marketing company specializing in the development and distribution of products that fill the needs of the senior market. North American Life Plans is a licensed marketing organization for Penn Treaty’s insurance company subsidiaries. Prior to his current position, Mr. Woznicki served as President of National Health Administration, a position he held from 1997 to 2004. Mr. Woznicki has served as Director of Financial Industries Corporation (“FIC”), a Texas domiciled company that markets and underwrites individual life insurance products, since 2003 and currently serves as Chairman of FIC’s Compensation and Marketing Committees.

A copy of the press release announcing Mr. Hindes’ resignation and the appointment of Mr. Woznicki as Chairman of the Board of Directors is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release issued October 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

October 24, 2007	By: /s/ Mark Cloutier
Name: Mark Cloutier

Title: Executive Vice President,

Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued October 22, 2007

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